UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

Amendment No. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CORNELL COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	76-0433642
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1700 WEST LOOP SOUTH
HOUSTON, TEXAS 77027
(Address of Principal Executive Offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

Title Of Each Class To Be So Registered	Name Of Each Exchange On Which Each Class Is To Be Registered
One Preferred Stock Purchase Right With	New York Stock Exchange, Inc.
Respect To Each Share Of Common Stock

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

On July 1, 2005, the Company executed an amendment to the Company’s Rights Agreement to accelerate the Final Expiration Date (as defined) of the rights issued thereunder (and registered hereunder) from May 1, 2008 to July 8, 2005.

Item 2. Exhibits.

Exhibit No.	Description of Exhibits

4.1	Amendment No. 1 to Rights Agreement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 6, 2005	CORNELL COMPANIES, INC.

	By:	/s/ John R. Nieser
John R. Nieser
Chief Financial Officer